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                                                EXHIBIT (21.0)
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        SUBSIDIARIES OF THE REGISTRANT AS OF FEBRUARY 3, 2001

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                                   STATE/PROVINCE    COUNTRY
                                   -------------- -------------
CPI Corp.                             Delaware    United States

   Consumer Programs, Incorporated    Missouri    United States
     d/b/a Sears Portrait Studios
       Centrics Technology, Inc.      Delaware    United States
         d/b/a searsphoto.com
       Consumer Programs Partner,Inc. Delaware    United States
       CPI Images L.L.C.              Missouri    United States
         d/b/a Sears Portrait Studios
         d/b/a Mainstreet Portraits
       CPI Research and Development,
        Inc.                          Delaware    United States
       myportraits.com, Inc.          Missouri    United States

   CPI Corp. Canada                   Ontario     Canada
     d/b/a Sears Portrait Studios

   CPI Technology Corp.               Missouri    United States

   CPI Prints Plus, Inc.              Delaware    United States

       Ridgedale Prints Plus, Inc.    Minnesota   United States
         d/b/a Prints Plus

           Prints Plus, Inc.          California  United States
             d/b/a Prints Plus
             d/b/a Prints & Posters

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